UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

PAULSON CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18188

Oregon	93-0589534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

811 S.W. Naito Parkway, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-243-6000

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Paulson Capital Corp. (the “Company”) held its Annual Meeting of Shareholders on June 18, 2009. At the meeting the shareholders re-elected the following directors, each to serve on the Company’s Board of Directors for a term of one year to expire at the next Annual Meeting of Shareholders and until a successor has been selected and qualified: Chester L.F. Paulson, Jacqueline M. Paulson, Denis R. Burger, Ph.D., Steve H. Kleemann, Charles L.F. Paulson, Shannon P. Pratt, Ph.D., and Paul F. Shoen.

Dr. Burger announced that he was resigning from the Board effective immediately to join the board of another public company.

It was also announced that the Company’s wholly owned subsidiary, Paulson Investment Company, Inc., through the first five months of 2009 was operating on a breakeven basis, largely due to improved performance by its retail and trading divisions.

The information in this Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2009	PAULSON CAPITAL CORP.

	By:	/s/ Chester L. F. Paulson
Chester L. F. Paulson
President and Chief Executive Officer
(Principal Executive Officer)

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